UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2023

QUALTRICS INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Delaware	001-39952	47-1754215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West River Park Drive
Provo, Utah 84604
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 203-4999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 26, 2023, SAP SE (“SAP”), the controlling stockholder of Qualtrics International Inc. (the “Company”), announced that it would explore a sale of its stake in the Company. Following such announcement, Morgan Stanley & Co. LLC was engaged on behalf of the Company to solicit proposals from potential interested buyers. In connection with the sale process, on March 3, 2023, the Board of Directors (the “Board”) of the Company received a non-binding proposal from Silver Lake Management Company VI, L.L.C. and its affiliates (collectively, “Silver Lake”) and Canada Pension Plan Investment Board to acquire all of the outstanding shares of class A common stock and class B common stock of the Company (“Company Common Stock”) not currently owned by Silver Lake, including all shares of Company Common Stock owned by SAP, for a purchase price of $18.15 per share in cash (the “Silver Lake Proposal”). This offer price represents a premium of approximately 73% to the unaffected average of the daily volume weighted average prices of the Company’s class A common stock for the 30 days ending January 25, 2023 (the last trading day prior to the public announcement by SAP of its exploration of a sale of its stake in the Company) and approximately 62% relative to the unaffected closing price of the Company’s class A common stock on January 25, 2023. The offer price also values the Company at approximately $12.4 billion in equity value based on the Company’s current capitalization. In connection with the Silver Lake Proposal and following the Board’s evaluation of the status of the sale process at such time, including with respect to other proposals received by potential buyers, on March 5, 2023, the Company and Silver Lake entered into an exclusivity agreement (the “Exclusivity Agreement”), which is subject to customary terms and conditions, whereby the Company and SAP have agreed to negotiate exclusively with Silver Lake in connection with a possible acquisition of the Company until 5:59 p.m. (Eastern Time) on March 15, 2023. Based on information reported by entities affiliated with Silver Lake on Schedule 13D/A filed with the Securities and Exchange Commission on February 1, 2023, such Silver Lake affiliates collectively own 24,987,839 shares of the Company’s class A common stock, representing approximately 4.1% of the total Company Common Stock and less than 1% of the total voting power of the outstanding Company Common Stock.

The Board, in consultation with its financial and legal advisors, will continue to carefully review and consider the Silver Lake Proposal and pursue the course of action that it believes is in the best interests of all of the Company’s stockholders. The Company’s stockholders do not need to take any action at this time.

There can be no assurance that a definitive agreement relating to the Silver Lake Proposal or any other transaction will be entered into by the Company, or that any transaction will be consummated. The Company assumes no obligation to comment on or disclose further developments regarding the Board’s consideration of the Silver Lake Proposal, except as required by law.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or outcomes to differ materially from those anticipated or implied in the statements. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, the outcome of the sale process or any discussions with any prospective buyers, the potential for such sale process to result in a whole-company sale of the Company, and the extent to which any such transaction, if pursued, will be consummated.

Additional risks and uncertainties that could cause actual results, performance or outcomes to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and any subsequent public filings. Forward-looking statements speak only as of the date the statements are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update forward-looking statements, whether to reflect new information, events or circumstances after the date they were made or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALTRICS INTERNATIONAL INC.

Dated: March 6, 2023	By:	/s/ Blake Tierney
	Name:	Blake Tierney
	Title:	General Counsel